Exhibit 10.23.1

CONSENT TO ACTION OF THE
ESOP ADMINISTRATIVE COMMITTEE
OF
APPLETON PAPERS INC.

The undersigned, being all of the members of the ESOP Administrative Committee of Appleton Papers Inc. (the “Committee”), hereby consent to the following actions at a meeting held December 22, 2009:

WHEREAS the Board of Directors of Appleton Papers Inc., by resolution dated December 5, 2007, granted the ESOP Administrative Committee the authority to adopt non-material amendments to the Appleton Papers Retirement Savings and Employee Stock Ownership Plan (the “Plan”); and

WHEREAS, the Committee desires to amend and restate the Plan so as to incorporate previously adopted amendments to the Plan, and to adopt additional provision implementing subsequent changes in applicable law.

NOW, THEREFORE, be it resolved that the Committee hereby adopts the APPLETON PAPERS RETIREMENT SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN (Amended and Restated Generally Effective as of January 1, 2009), as set forth in Exhibit A attached hereto.

IN WITNESS WHEREOF, the undersigned have in one or more counterparts, each of which shall be considered and original, but all of which shall constitute one and the same document, executed this Resolution effective as of the 1st day of January, 2009.

/s/ Mark R. Richards
Mark R. Richards

/s/ Thomas J. Ferree
Thomas J. Ferree

/s/ Kerry S. Arent
Kerry S. Arent

/s/ Kent E. Willetts
Kent E. Willetts